Exhibit 8.1

[Form of Opinion of Debevoise & Plimpton LLP regarding certain tax matters]*

[Debevoise & Plimpton LLP Letterhead]

[—], 2012

Sears Hometown and Outlet Stores, Inc.

3333 Beverly Road

Hoffman Estates, Illinois 60179

Sears Hometown and Outlet Stores, Inc.

Subscription Rights to Purchase Shares of Common Stock

Ladies and Gentlemen:

We have acted as United States tax counsel to Sears Hometown and Outlet Stores, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company of (i) a Registration Statement on Form S-1 (File No. 333-181051), as amended by Amendment No. 1 filed with the Commission on June 8, 2012, Amendment No. 2 filed with the Commission on July 2, 2012, and Amendment No. [—] filed with the Commission on [—], 2012 (the “Registration Statement”) and (ii) a prospectus, dated [—], 2012 (the “Prospectus”), relating to the distribution of subscription rights to purchase shares of the Company’s common stock, as filed with the Commission pursuant to Rule 424(b)(3) of the Act.

In rendering our opinion: (i) we have examined and relied upon the Registration Statement, the Prospectus and the Rights Certificate (all of the foregoing, the “Transaction Documents”) and such other agreements, instruments, documents and records of the Company as we have deemed necessary or appropriate for the purposes of our opinion and (ii) we have assumed, without independent investigation or inquiry, and relied upon (a) the authenticity of, and the genuineness of all signatures on, all documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies, and the legal capacity of all natural persons executing documents; (b) the due authorization, execution, delivery and enforceability of the Transaction Documents; (c) the performance of all covenants and other undertakings set forth in, and the consummation of all transactions contemplated by, the Transaction Documents in accordance with the terms thereof, that none of the material terms and conditions of the Transaction Documents have been or will be waived or modified, the valid existence and good standing of all parties to the Transaction Documents and that there are no documents or understandings between the parties that would alter, or are inconsistent with, the terms set forth in the Transaction Documents; and (d) the accuracy of all statements regarding factual matters, representations and warranties contained in the Transaction Documents and the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us.

*	Subject to ongoing review, the executed opinion will be filed prior to effectiveness.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Prospectus, the statements of United States federal income tax law under the heading “Material United States Federal Income Tax Considerations” in the Prospectus represent our opinion.

Our opinion is based upon the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. Our opinion is limited to the matters specifically addressed herein, and no other opinion is implied or may be inferred. Our opinion is rendered only as of the date hereof, and we assume no responsibility to advise you or any other person of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may affect the conclusion expressed herein.

We consent to the filing of this letter as an exhibit to the Company’s Registration Statement and to the use of our name under the headings “Material United States Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

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